Exhibit 99.1

BALLY’S AND SINCLAIR BROADCAST GROUP ANNOUNCE TRANSFORMATIONAL LONG-TERM SPORTS BETTING AND IGAMING STRATEGIC PARTNERSHIP

Transformational Strategic Partnership Combines National Leaders in Sports Broadcasting and
Omni-Channel Gaming To Create Innovative Platform for Millions of Customers

Bally’s To Gain Unrivaled Media and Marketing Access Across Sinclair’s Market-Leading Linear and Digital Properties

Sinclair to Receive Warrants and Options for Minority Stake in Bally’s

PROVIDENCE, RI and BALTIMORE, MD -- November 18, 2020 -- Bally’s Corporation (NYSE: BALY) and Sinclair Broadcast Group, Inc. (NASDAQ: SBGI) today announced that they have entered into agreements for a long-term strategic partnership that combines Bally’s vertically integrated, proprietary sports betting technology and expansive market access footprint with Sinclair’s premier portfolio of local broadcast stations and live regional sports networks (“RSNs”), STIRR, its popular Tennis Channel, and digital and over-the-air television network Stadium. Bally’s and Sinclair will partner to create unrivaled sports gamification content on a national scale, positioning Bally’s as the premier omni-channel gaming company with physical casinos and online sports betting and iGaming solutions united under a single brand. The transaction is expected to position Bally’s to capture a significant share of the fast-growing U.S. sports betting and iGaming market.

This marks a major milestone for Sinclair’s businesses, including its RSNs, broadcast stations, Tennis Channel, Stadium and STIRR, setting the stage for further gamification of live sports that will provide audiences a first-of-its-kind interactive viewing experience.

Transaction Highlights:

•Bally’s will integrate content into the 190 television stations that Sinclair owns, operates or provides services to across 88 markets and its sports networks. This will allow Sinclair and Bally’s to jointly market, design and integrate products on a state-by-state basis, and deliver one-of-a-kind online gaming experiences to local audiences

•The 21 FOX RSN brands will be rebranded using the Bally name

•The Sinclair partnership, along with Bally’s acquisition of Bet.Works’ iGaming platform, growing market access and land-based footprint that will soon cover 10 states with additional states expected to come, position Bally’s to capture a significant share of the estimated future $50 billion U.S. sports betting and iGaming market opportunity (according to Wall Street analyst research and Bally’s management estimates)

•The transaction will provide Bally’s extensive access to Sinclair’s network of local, live sports content as the unified network brand and integrated partner across 21 RSNs, accounting for more than half of the U.S. MLB, NBA and NHL teams

•Bally’s will have premium integration opportunities across Tennis Channel, the home of over 95% of all live tennis matches broadcast in the U.S., Sinclair’s 24/7 multi-platform sports network, Stadium, and STIRR, Sinclair’s fast growing direct-to-consumer streaming app offering live and on-demand content

•Over the 10-year term, Sinclair’s RSN portfolio will receive annual naming rights fees and committed percentage of Bally’s Interactive’s marketing spend

•Full strategic and economic alignment with Sinclair receiving warrants and options, subject to regulatory approval and other conditions, to own a minority stake in Bally’s

•Sinclair will receive penny warrants to acquire 14.9% of Bally’s common shares as well as warrants to purchase up to a total of an additional 10% of Bally’s common shares contingent on the achievement of various performance metrics. Sinclair will also receive options to purchase 5% of Bally’s common shares in four tranches with purchase prices starting at $30/share and escalating to $45/share, exercisable after four years

“This arrangement represents an opportunity to revolutionize the U.S. sports betting, gaming and media industries,” said Soo Kim, Chairman of Bally’s Corporation’s Board of Directors. “Sinclair, with its broad holdings of stations, channels and RSNs, provides immediate, national brand recognition that will support the development of Bally’s player database for both our traditional casinos as well as our future online offerings, and ultimately deliver significant shareholder value. We look forward to integrating our first-in-class, omni-channel sports betting and iGaming offerings with Sinclair’s expansive broadcast network to create a more engaging and tailored experience for sports fans, positioning Bally’s to become one of the top U.S. sports betting and iGaming operators.”

Chris Ripley, President and CEO of Sinclair, commented, “Since acquiring Tennis Channel a few years ago and the RSNs last year, we have been working on developing an innovative experience that changes the way people think about and view live sports across all our platforms. Bally’s, with its strong brand name, premier sportsbook technology platform and expansive market access, is the perfect partner to help us change the paradigm of sports viewing across all our assets. By integrating gamification elements that allow audiences a more personalized and interactive game experience, consumers of live sports in the future can look forward to a more dynamic and engaging sports viewing experience. With the U.S. sports betting and iGaming market expected to ultimately reach ~$50 billion at maturity, this partnership perfectly positions our sports portfolio to fully capitalize on changing audience behavior.”

Bally’s will host a conference call tomorrow at 8:30a.m. EDT to discuss the partnership. Chris Ripley and David Wang, Founder and CEO of Bet.Works, will participate in the conference call.

To access the conference call, please dial (833) 570-1160 (U.S. toll-free) and reference conference ID 3282004. A webcast of the conference call will be available via the Investors section of the Company’s website www.ballys.com. An online archive of the webcast will be available for 120 days.

Advisors

Jones Day acted as legal advisor to Bally’s. Moelis & Company LLC acted as financial advisor, and Fried Frank Harris Shriver & Jacobson LLP and Paul Hastings LLP acted as legal advisors to Sinclair.

About Sinclair Broadcast Group, Inc.

Sinclair is a diversified media company and leading provider of local sports and news. The Company owns and/or operates 23 regional sports network brands; owns, operates and/or provides services to 190 television stations in 88 markets; is a leading local news provider in the country; owns multiple national networks; and has TV stations affiliated with all the major broadcast networks. Sinclair's content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

About Bally’s Corporation

Bally’s Corporation currently owns and manages 10 casinos across six states, a horse racetrack, and 13 authorized OTB licenses in Colorado. With more than 5,400 employees, the Company’s operations include 11,859 slot machines, 405 game tables and 2,538 hotel rooms. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Bally’s Atlantic City (Atlantic City, NJ), Casino KC (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN), Jumer’s Casino & Hotel (Rock Island, IL), Eldorado Shreveport Resort and Casino (Shreveport, LA), and MontBleu Resort Casino & Spa (Lake Tahoe, NV), the Company will own and manage 14 casinos across 10 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY.”

Forward Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Sinclair’s and Bally’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Sinclair and Bally’s intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management of Sinclair and Bally’s in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Sinclair and Bally’s undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: general economic, market, or business conditions; risks associated with the ability to consummate the transactions and the timing of the closing thereof; the risk that Sinclair may not be able to recognize the expected value of its equity investment in Bally’s if regulatory approval is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that the upward trend in legalization of sports betting by states will not continue, the risk associated with leveraging new revenue opportunities; pricing fluctuations in local and national advertising; the ability to realize anticipated benefits of the partnership; the potential impact of announcement of the partnership or consummation of the transactions on relationships, including with employees, customers and competitors; and other circumstances beyond the control of Sinclair and Bally’s. Refer to the section entitled “Risk Factors” in Sinclair’s and Bally’s annual and quarterly reports filed with the SEC for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

Sinclair Investor Contacts Steve Zenker Vice President, Investor Relations Billie-Jo McIntire Director, Investor Relations (410) 568-1500	Bally’s Investor Contact Steve Capp Executive Vice President and Chief Financial Officer (401) 475-8564 InvestorRelations@twinriver.com
Sinclair Media Contact Michael Padovano mpadovano@5wpr.com	Bally’s Media Contacts Richard Goldman / David Gill Kekst CNC (646) 847-6102 / (917) 842-5384 BallysMediaInquiries@kekstcnc.com